UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2022

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A ordinary shares	LBTYA	Nasdaq Global Select Market
Class B ordinary shares	LBTYB	Nasdaq Global Select Market
Class C ordinary shares	LBTYK	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Directors

David E. Rapley has been a key contributor to the board of directors (the “Board”) of Liberty Global plc (“Liberty Global”) and its predecessors, having been a member of the Board for over 16 years. On March 16, 2022, Mr. Rapley provided his notice of retirement from the Board. Mr. Rapley will continue to serve on the Board until the expiration of his current term as a Class III director at Liberty Global’s 2022 Annual General Meeting of Shareholders (the “AGM”). Mr. Rapley’s upcoming retirement as a director of Liberty Global is not the result of any dispute or disagreement with Liberty Global or the Board.

(d) Election of Directors

The Board has increased the size of the Board to twelve persons and has elected each of Marisa Drew and Daniel E. Sanchez to fill the two new positions as Class III directors, with terms expiring at the 2022 AGM. The Board will put each of them forward for election by shareholders to a full three-year term at the 2022 AGM, which term would then expire at the 2025 Annual General Meeting of Shareholders. Upon Mr. Rapley’s retirement, the size of the Board will reduce to eleven members.

Ms. Drew and Mr. Sanchez are entitled to receive compensation as directors pursuant to Liberty Global’s Nonemployee Director Incentive Plan, which is more fully described in the proxy statement for Liberty Global’s 2021 Annual General Meeting of Shareholders, filed by Liberty Global with the Securities and Exchange Commission on April 30, 2021. Ms. Drew and Mr. Sanchez are also eligible to participate in Liberty Global’s Director Deferred Compensation Plan.

Ms. Drew’s experience includes a career at the international financial services company, Credit Suisse, and recently a new engagement at Standard Chartered, an international bank. Mr. Sanchez’s experience includes years of private practice as a lawyer and he is a board member at Discovery and Liberty Latin America. Full biographies of each of the directors will be set forth on the Liberty Global website and will be disclosed in our proxy statement for the 2022 AGM. Mr. Sanchez is a nephew of Mr. John Malone, a current director and shareholder of Liberty Global.

Both Ms. Drew and Mr. Sanchez have entered into the Company’s customary deed of indemnity for its directors. Neither Ms. Drew nor Mr. Sanchez have an arrangement or understanding pursuant to which they were appointed as a director, and neither is party to a transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosures

On March 21, 2022, Liberty Global issued a press release announcing Mr. Rapley’s retirement and the election of Ms. Drew and Mr. Sanchez to the Board. The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Exhibit Name

99.1	Press release dated March 21, 2022

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: March 21, 2022